Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Brad Shepherd, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Announces Second Quarter 2016 Results

Newton, MA (August 4, 2016).  Five Star Quality Care, Inc. (Nasdaq: FVE) today announced its financial results for the quarter and six months ended June 30, 2016.

Financial Results for the quarter ended June 30, 2016:

▪

Senior living revenue for the second quarter of 2016 increased 0.4% to $279.0 million from $277.9 million for the same period in 2015.  Growth in senior living revenue reflects increases in average monthly rates to residents who pay privately for services and in the number of communities owned compared to the 2015 period, as well as a $1.0 million reversal in revenue reserves as a result of the final settlement amount with the United States Department of Health and Human Services Office of the Inspector General for Five Star’s previously disclosed Medicare compliance assessment at one of its skilled nursing facilities, or the Compliance Assessment, being less than the previously estimated amount, partially offset by a decrease in occupancy at comparable senior living communities.  Management fee revenue for the second quarter of 2016 increased 4.3% to $2.8 million from $2.7 million for the same period in 2015.  Growth in management fees was primarily due to an increase in the number of managed communities compared to the 2015 period and an increase in average monthly rates to private pay residents at comparable managed communities, partially offset by a decrease in occupancy at comparable managed communities.

▪

Loss from continuing operations for the second quarter of 2016 was $7.9 million, or $0.16 per diluted share, compared to loss from continuing operations of $3.4 million, or $0.07 per diluted share, for the same period in 2015.

▪

Net loss for the second quarter of 2016 was $7.7 million, or $0.16 per diluted share, compared to net loss of $3.9 million, or $0.08 per diluted share, for the same period in 2015.  Net loss for the second quarter of 2016 included $3.5 million, or $0.07 per diluted share, of income tax expense resulting primarily from the previously disclosed sale and leaseback transaction with Senior Housing Properties Trust, or SNH, in June 2016, for which Five Star’s available federal net operating loss carry forwards were not applicable. Net loss for the second quarters of 2016 and 2015 included income from discontinued operations of $0.2 million and losses from discontinued operations of $0.5 million, respectively.

▪

Earnings from continuing operations before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2016 was $6.7 million compared to $5.9 million for the same period in 2015.  EBITDA, excluding certain items described below, or Adjusted EBITDA, was $5.9 million and $7.1 million for the second quarters of 2016 and 2015, respectively.  Adjusted EBITDA excluding rent, or Adjusted EBITDAR, was $56.1 million and $56.8 million for the second quarters of 2016 and 2015, respectively.

▪

Loss from continuing operations, net loss and EBITDA for the second quarter of 2016 included a $1.5 million reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment, and $0.8 million in transaction costs related to the June 2016 sale and leaseback transaction. Loss from continuing operations, net loss and EBITDA for the second quarter of 2015 included $1.9 million in estimated penalties, compliance costs and professional fees related to the Compliance Assessment, but such amounts have been excluded from the Adjusted EBITDA and Adjusted EBITDAR calculations for these periods.

▪

A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the quarters ended June  30, 2016 and 2015 appears later in this press release.

Operating Results for the quarter ended June  30, 2016 (continuing operations):

▪

Occupancy at owned and leased senior living communities for the second quarter of 2016 was 84.3%. For the quarter ended June 30, 2016, the calculation of occupancy includes only living units categorized as in service; occupancy calculations for periods prior to 2016 included certain living units categorized as out of service.

▪	The average monthly rate at owned and leased senior living communities for the second quarter of 2016 increased 1.4% to $4,657 from $4,591 for the same period in 2015.
▪

The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the second quarter of 2016 increased 90  basis points to 78.5% from 77.6% for the same period in 2015.

Year to Date Financial Results:

▪

Senior living revenue for the six months ended June 30, 2016 increased 1.1% to $559.1 million from $553.1 million for the same period in 2015.  Growth in senior living revenue was the result of increases in average monthly rates to residents who pay privately for services and a $1.0 million reversal in revenue reserves as a result of the final settlement amount of the Compliance Assessment being less than the previously estimated amount, partially offset by a decrease in occupancy at comparable senior living communities.  Senior living revenue for the six months ended June 30, 2015 included a revenue reserve of $2.4 million related to the Compliance Assessment. Management fee revenue for the six months ended June 30, 2016 increased by 7.6% to $5.6 million from $5.2 million for the same period in 2015. Growth in management fees was primarily due to an increase in the number of managed communities compared to the 2015 period and an increase in average monthly rates to private pay residents at comparable managed communities, partially offset by a decrease in occupancy at comparable managed communities.

▪

Loss from continuing operations for the six months ended June 30, 2016 was $10.2 million, or $0.21 per diluted share, compared to loss from continuing operations of $8.2 million, or $0.17 per diluted share, for the same period in 2015.

▪

Net loss for the six months ended June 30, 2016 was $10.3 million, or $0.21 per diluted share, compared to net loss of $9.2 million, or $0.19 per diluted share, for the same period in 2015. Net loss for the six months ended June 30, 2016 included $3.8 million, or $0.08 per diluted share, of income tax expense resulting primarily from the June 2016 sale and leaseback transaction, for which Five Star’s available federal net operating loss carry forwards were not applicable. Net loss for the six months ended June 30, 2016 and 2015 included losses from discontinued operations of $0.1 million and $1.0 million, respectively.

▪

EBITDA for the six months ended June 30, 2016 was $15.5 million compared to $10.6 million for the same period in 2015. Adjusted EBITDA was $15.1 million and $16.8 million for the six months ended June 30, 2016 and 2015, respectively. Adjusted EBITDAR was $115.3 million and $116.1 million for the six months ended June 30, 2016 and 2015, respectively.

▪

Loss from continuing operations, net loss and EBITDA for the six months ended June 30, 2016 included a $1.5 million reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment, and $0.8 million in transaction costs relating to the June 2016 sale and leaseback transaction.  Loss from continuing operations, net loss and EBITDA for the six months ended June 30, 2015 included a revenue reserve of $2.4 million and estimated penalties, compliance costs and professional fees of $4.2 million related to the Compliance Assessment,  partially offset by a gain of $0.7 million on early extinguishment of debt.

▪

A reconciliation of loss from continuing operations determined in accordance with GAAP to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the six months ended June 30, 2016 and 2015 appears later in this press release.

Acquisition and Disposition Activities:

In April, May and July 2016, Five Star began managing three senior living communities SNH owns located in North Carolina, Georgia and Alabama with 87, 38 and 163 living units, respectively.

In June 2016, Five Star completed a $112.4 million sale and leaseback transaction with SNH whereby Five Star sold seven senior living communities it owned located in four states (North Carolina: 3; South Carolina: 2; Tennessee: 1; and Virginia: 1) to SNH and simultaneously entered into a new lease with SNH for those communities for 12.5 years plus renewal options thereafter.  The initial annual rent payable by Five Star under the lease is $8.4 million.

In connection with entering the sale and leaseback transaction, Five Star and SNH also amended certain terms of the agreements under which Five Star manages senior living communities for taxable REIT subsidiaries of SNH, as follows:

▪

the formula for calculating management fees payable to Five Star for communities that Five Star commenced managing after May 1, 2015, changed from 3% of gross revenues and 35% of net operating income that exceeds threshold amounts to 5% of gross revenues and 20% of net operating income that exceeds threshold amounts; and

▪

certain other amendments were made to the formulas for calculating management fees payable to Five Star which are not expected to have a current material impact on Five Star, but may allow Five Star to realize additional management fees from the net operating income at the managed communities sooner than before the formulas were amended.

In June 2016, Five Star entered an agreement to sell a community it owns with 32 living units that is reported as held for sale and included in discontinued operations in Five Star’s financial statements. The sales price is $0.2 million, excluding closing costs. This sale is subject to conditions and is currently expected to occur by the end of 2016.

Financing Activities:

In April 2016, Five Star extended the maturity date of its secured revolving credit facility to April 13, 2017. In connection with the June 2016 sale and leaseback transaction, Five Star reduced the aggregate commitments under its secured revolving facility from $150.0 million to $100.0 million because, as part of that transaction, Five Star sold SNH five senior living communities that had been collateral under that facility prior to the sale.

Five Star used part of the net proceeds from its June 2016 sale of seven senior living communities to repay $60.0 million in borrowings under its secured revolving credit facility.

Conference Call:

On August 4, 2016, at 10:00 a.m. Eastern Time, Five Star will host a conference call to discuss its second quarter 2016 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Thursday,  August 11, 2016. To hear the replay, dial (412) 317-0088. The replay pass code is 10088724.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s second quarter 2016 conference call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of June 30, 2016,  Five Star operated 276 senior living communities (excluding one senior living community classified as a  discontinued operation) with 31,191 living units located in 32 states, including 214 communities (22,952 living units) that it owned or leased and 62 communities  (8,239 living units) that it managed.  These communities include independent living, assisted living, continuing care retirement communities and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever Five star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “may” or similar expressions, FIVE STAR is making forward looking statements.  these forward looking statements are based upon five star’s PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FoR EXAMPLE:

•

THIS PRESS RELEASE INCLUDES A STATEMENT THAT CERTAIN AMENDMENTS WHICH WERE MADE TO THE FORMULAS FOR CALCULATING MANAGEMENT FEES PAYABLE TO FIVE STAR UNDER ITS MANAGEMENT AGREEMENTS WITH SNH MAY ALLOW FIVE STAR TO REALIZE ADDITIONAL MANAGEMENT FEES FROM ITS MANAGED COMMUNITIES SOONER THAN BEFORE THE FORMULAS WERE AMENDED. THERE CAN BE NO ASSURANCE THAT FIVE STAR WILL REALIZE ANY SUCH ADDITIONAL MANAGEMENT FEES OR THAT IT WILL REALIZE MANAGEMENT FEES SOONER UNDER THE AMENDED FORMULAS, AND

•

fVe HAS ENTERED AN AGREEMENT TO SELL ONE senior living community it owns. THIS TRANSACTION IS SUBJECT TO CONDITIONS. AS A RESULT, THIS TRANSACTION MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS MAY CHANGE.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE FIVE STAR’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Senior living revenue	$279,023	$277,935	$559,113	$553,108
Management fee revenue	2,815	2,699	5,619	5,222
Reimbursed costs incurred on behalf of managed communities	61,095	61,635	122,413	117,912
Total revenues	342,933	342,269	687,145	676,242

Operating expenses:
Senior living wages and benefits	135,892	136,351	271,696	269,604
Other senior living operating expenses	71,934	71,245	141,675	143,470
Costs incurred on behalf of managed communities	61,095	61,635	122,413	117,912
Rent expense	50,117	49,657	100,212	99,285
General and administrative expenses	17,573	18,181	35,676	36,163
Depreciation and amortization expense	9,850	8,123	19,449	16,218
Long lived asset impairment	—	—	306	—
Total operating expenses	346,461	345,192	691,427	682,652

Operating loss	(3,528)	(2,923)	(4,282)	(6,410)

Interest, dividend and other income	264	243	529	463
Interest and other expense	(1,511)	(1,137)	(3,012)	(2,491)
Gain on early extinguishment of debt	—	692	—	692
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income	344	18	235	38

Loss from continuing operations before income taxes and equity in earnings of an investee	(4,431)	(3,107)	(6,530)	(7,708)
Provision for income taxes	(3,486)	(280)	(3,775)	(584)
Equity in earnings of an investee	17	23	94	95
Loss from continuing operations	(7,900)	(3,364)	(10,211)	(8,197)
Income (loss) from discontinued operations	234	(546)	(78)	(1,015)

Net loss	$(7,666)	$(3,910)	$(10,289)	$(9,212)

Weighted average shares outstanding—basic and diluted	48,813	48,399	48,802	48,382

Basic and diluted loss per share from:
Continuing operations	$(0.16)	$(0.07)	$(0.21)	$(0.17)
Discontinued operations	—	(0.01)	—	(0.02)
Net loss per share—basic and diluted	$(0.16)	$(0.08)	$(0.21)	$(0.19)

Supplemental Information

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	June 30,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$64,306	$14,672
Accounts receivable, net of allowance	36,909	37,829
Due from related persons	10,348	9,731
Investments in available for sale securities	27,465	26,417
Restricted cash	11,312	3,301
Prepaid and other current assets	18,192	19,138
Assets of discontinued operations	797	981
Total current assets	169,329	112,069

Property and equipment, net	351,492	383,858
Restricted cash	2,073	2,821
Restricted investments in available for sale securities	19,742	23,166
Equity investment and other long term assets	9,783	9,856
Total assets	$552,419	$531,770

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$10,000	$50,000
Other current liabilities	190,678	193,920
Total current liabilities	200,678	243,920

Mortgage notes payable	59,457	60,396
Other long term liabilities	116,894	43,002
Shareholders’ equity	175,390	184,452
Total liabilities and shareholders’ equity	$552,419	$531,770

Supplemental Information

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,289)	$(9,212)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation and amortization expense	19,449	16,218
Gain on early extinguishment of debt	—	(742)
Loss from discontinued operations before income tax	78	1,015
Gain on sale of available for sale securities reclassified from accumulated other comprehensive income	(235)	(38)
Loss on disposal of property and equipment	37	56
Long lived asset impairment	306	—
Equity in earnings of an investee	(94)	(95)
Stock based compensation	542	788
Provision for losses on receivables	1,899	2,880
Other noncash (income) expense adjustments, net	(316)	278
Changes in assets and liabilities:
Accounts receivable	(979)	(2,565)
Prepaid expenses and other assets	76	(627)
Accounts payable and accrued expenses	(16,809)	4,081
Accrued compensation and benefits	10,001	10,115
Due to/from related persons, net	(198)	448
Other current and long term liabilities	(6,406)	1,358
Cash (used in) provided by operating activities	(2,938)	23,958

Cash flows from investing activities:
Increase in restricted cash and investment accounts, net	(7,263)	(2,830)
Acquisition of property and equipment	(26,981)	(25,175)
Purchases of available for sale securities	(4,987)	(298)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	11,710	8,902
Proceeds from sale and leaseback transaction with Senior Housing Properties Trust	112,350	—
Proceeds from sale of available for sale securities	8,685	2,817
Cash provided by (used in) investing activities	93,514	(16,584)

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	25,000	5,000
Repayments of borrowings on revolving credit facility	(65,000)	(5,000)
Repayments of mortgage notes payable	(621)	(5,498)
Payment of deferred financing fees	(300)	(300)
Cash used in financing activities	(40,921)	(5,798)

Cash flows from discontinued operations:
Net cash used in operating activities	(12)	(536)
Net cash used in investing activities	(9)	(12)
Net cash flows used in discontinued operations	(21)	(548)

Change in cash and cash equivalents	49,634	1,028
Cash and cash equivalents at beginning of period	14,672	20,988
Cash and cash equivalents at end of period	$64,306	$22,016

Supplemental cash flow information:
Cash paid for interest	$2,952	$2,088
Cash paid for income taxes, net	$932	$750

Supplemental Information

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful supplemental disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These Non-GAAP financial measures also may help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. In addition to presenting EBITDA and Adjusted EBITDA, Five Star also presents the non-GAAP financial measure Adjusted EBITDAR. Five Star leases a majority of the senior living communities that it operates. Five Star believes that presenting investors with Adjusted EBITDAR amounts may help them to compare Five Star’s results with other companies that may own their properties and finance that ownership with debt financing or to consider how Five Star’s results might compare if Five Star owned its leased senior living communities and financed that ownership with debt. The interest expense related to those debt financings would be added when calculating EBITDA. Five Star believes that presenting Adjusted EBITDAR may help investors better understand the form, extent and implications of Five Star’s form of leverage for the senior living communities it leases. The Non-GAAP financial measures presented are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors.  This supplemental information should not be considered as an alternative to income (loss) from continuing operations or net income (loss), as an indicator of Five Star’s operating performance or as a measure of Five Star’s liquidity.  Non-GAAP financial measures as presented by Five Star may not be comparable to amounts calculated by other companies.

Five Star believes that income from continuing operations is the most directly comparable financial measure determined according to GAAP to Five Star’s presentation of EBITDA, Adjusted EBITDA and Adjusted EBITDAR from continuing operations. The following table presents the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s condensed consolidated financial statements, for the three and six months ended June  30, 2016 and 2015.

	For the three months ended June 30,				For the six months ended June 30,
	2016		2015		2016		2015
Loss from continuing operations	$(7,900)		$(3,364)		$(10,211)		$(8,197)
Add: interest and other expense	1,511		1,137		3,012		2,491
Add: income tax expense	3,486		280		3,775		584
Add: depreciation and amortization	9,850		8,123		19,449		16,218
Less: interest, dividend and other income	(264)		(243)		(529)		(463)
EBITDA	6,683		5,933		15,496		10,633
Add (less):
Long lived asset impairments	—		—		306		—
Costs related to the Compliance Assessment	(1,498)	(1)	1,856	(2)	(1,498)	(1)	6,561	(3)
Financial accounting restatement and remediation costs	—		18		—		228
Transaction costs	750	(4)	—		750	(4)	41
Gain on early extinguishment of debt	—		(692)		-		(692)
Adjusted EBITDA	5,935		7,115		15,054		16,771
Add: Rent expense	50,117		49,657		100,212		99,285
Adjusted EBITDAR	$56,052		$56,772		$115,266		$116,056

(1)	Includes a $1.5 million reversal in revenue reserves and accrued liability for estimated penalties related to the Compliance Assessment.
(2)	Includes compliance costs and professional fees related to the Compliance Assessment.
(3)	Includes a $2.4 million revenue reserve and $4.2 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.
(4)	Transaction costs in 2016 are related to the June 2016 sale and leaseback transaction.

Supplemental Information

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(in thousands)

(unaudited)

	Three months ended June 30, (2)		Six months ended June 30, (2)
	2016	2015	2016	2015
Senior living revenue:
Independent and assisted living community revenue (owned)(3)	$23,526	$29,531	$46,886	$59,055
Independent and assisted living community revenue (leased)(3)	108,692	100,859	218,049	200,969
Continuing care retirement community revenue (leased)	97,784	99,581	196,605	199,837
Skilled nursing facility revenue (leased)(4)	44,062	43,916	88,107	85,222
Other(5)	4,959	4,048	9,466	8,025
Total senior living revenue (owned and leased)	$279,023	$277,935	$559,113	$553,108

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)(3)	$9,842	$12,299	$19,603	$24,314
Independent and assisted living community wages and benefits (leased)(3)	46,238	43,421	92,246	85,266
Continuing care retirement community wages and benefits (leased)	49,625	50,168	99,260	99,891
Skilled nursing facility wages and benefits (leased)	27,040	27,938	55,235	55,657
Other(5)	3,147	2,525	5,352	4,476
Total senior living wages and benefits (owned and leased)	$135,892	$136,351	$271,696	$269,604

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)(3)	$6,361	$7,351	$12,515	$14,532
Independent and assisted living community other operating expenses (leased)(3)	27,301	24,741	53,375	49,583
Continuing care retirement community other operating expenses (leased)	25,363	25,621	50,534	51,216
Skilled nursing facility other operating expenses (leased)(6)	11,147	13,167	22,650	27,140
Other(5)	1,762	365	2,601	999
Total senior living operating expenses (owned and leased)	$71,934	$71,245	$141,675	$143,470

(1)	Excludes data for managed communities and discontinued operations.
(2)

The number of owned and leased communities between January 1, 2015 and June 30, 2016 increased by two due to the acquisition of two senior living communities in November 2015; separate comparable senior living community financial data is not presented because the differences between that data and the data for all owned and leased communities are not material.

(3)	2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; 2015 data presents those communities as owned.
(4)

Skilled nursing facility revenue for the three and six months ended June 30, 2016 includes a  $1.0 million reversal in revenue reserves related to the Compliance Assessment. Skilled nursing facility revenue for the six months ended June 30, 2015 is net of a $2.4 million reserve related to the Compliance Assessment.

(5)	Other senior living revenue and expenses primarily relate to rehabilitation and other specialty service revenues and expenses provided at owned and leased senior living communities.
(6)

Skilled nursing facility other operating expenses for the three and six months ended June 30, 2016 includes a $0.5 million reversal in accrued liability for estimated penalties related to the Compliance Assessment. Skilled nursing facility other operating expenses for the six months ended June 30, 2015 includes $4.2 million of estimated penalties, compliance costs and professional fees related to the Compliance Assessment.

Supplemental Information

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

(unaudited)

	Three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2016	2016	2015	2015	2015
Independent and assisted living communities (owned):(2)
Number of communities (end of period)	26	33	33	31	31
Number of units (end of period)(3)	2,703	3,211	3,215	3,064	3,064
Occupancy(3)	83.6%	85.5%	85.9%	86.3%	87.1%
Avg. monthly rate(4)	$3,390	$3,630	$3,569	$3,596	$3,602

Independent and assisted living communities (leased):(2)
Number of communities (end of period)	126	119	119	119	119
Number of units (end of period)(3)	10,441	9,891	9,908	9,909	9,909
Occupancy(3)	86.6%	87.5%	88.2%	87.8%	87.7%
Avg. monthly rate(4)	$3,964	$3,891	$3,825	$3,815	$3,819

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(3)(5)	7,207	7,208	7,297	7,319	7,319
Occupancy(3)	82.3%	83.2%	82.9%	82.8%	83.3%
Avg. monthly rate(4)	$5,434	$5,432	$5,368	$5,313	$5,384

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(3)(6)	2,601	2,601	2,807	2,807	2,807
Occupancy(3)	81.3%	81.2%	78.5%	79.3%	78.4%
Avg. monthly rate(4)	$6,783	$6,893	$6,632	$6,632	$6,652

Total senior living communities (owned and leased):
Number of communities (end of period)	214	214	214	212	212
Number of units (end of period)(3)	22,952	22,911	23,227	23,099	23,099
Occupancy(3)	84.3%	85.1%	85.0%	85.0%	85.1%
Avg. monthly rate(4)	$4,657	$4,654	$4,577	$4,567	$4,591

Managed communities:
Number of communities (end of period)	62	60	60	60	60
Number of units (end of period)(3)(7)	8,239	8,140	8,190	8,211	8,168
Occupancy(3)	86.7%	87.3%	87.5%	87.5%	88.1%
Avg. monthly rate(4)	$4,270	$4,270	$4,174	$4,151	$4,215

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	49	49	49	49	48
Rehabilitation and wellness outpatient clinics (end of period)	71	67	63	61	60
Home health communities served (end of period)	16	16	14	15	15

(1)	Excludes data for discontinued operations.
(2)

Second quarter 2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; data for all other periods presents those communities as owned.

(3)	For 2016, the calculation of occupancy includes in service living units only; prior period occupancy calculations included certain living units categorized as out of service.
(4)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues divided by occupied units during the period, and multiplying it by 30 days.
(5)	Includes 1,949 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(6)	Includes 69 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(7)	Includes 463 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Independent and assisted living communities (owned):(2)
Private and other sources	98.6%	99.5%	98.9%	99.5%
Medicaid	1.4%	0.5%	1.1%	0.5%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):(2)
Private and other sources	99.1%	98.9%	99.0%	99.0%
Medicaid	0.9%	1.1%	1.0%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	74.3%	72.6%	73.9%	72.4%
Medicare	19.0%	20.7%	19.4%	21.0%
Medicaid	6.7%	6.7%	6.7%	6.6%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	26.0%	25.7%	25.8%	25.7%
Medicare	20.8%	23.5%	20.8%	24.4%
Medicaid	53.2%	50.8%	53.4%	49.9%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	78.5%	77.6%	78.3%	77.4%
Medicare	10.1%	11.3%	10.3%	11.7%
Medicaid	11.4%	11.1%	11.4%	10.9%
Total	100.0%	100.0%	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.
(2)	2016 data presents the seven communities that were sold to SNH as part of the June 2016 sale and leaseback transaction as leased; 2015 data presents those communities as owned.